EXHIBIT 11
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                                  SHOLODGE, INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS PER COMMON SHARE
                                PRIMARY AND ASSUMING FULL DILUTION

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                                                                           16 WEEKS ENDED
                                                                        APRIL 21,      APRIL 16,
                                                                          1996           1995
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PRIMARY:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
    FROM CONTINUING OPERATIONS, BEFORE EXTRAORDINARY ITEMS               $1,994,441     $4,803,339
    INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES                        -31,255
    EXTRAORDINARY LOSS, NET OF INCOME TAXES                                               -517,807
                                                                         __________     __________
    NET EARNINGS                                                         $1,994,441     $4,254,277
                                                                         ==========     ==========
SHARES:
    WEIGHTED AVERAGE COMMON AND COMMON
    EQUIVALENT SHARES OUTSTANDING                                         8,396,361      8,641,670
                                                                         ==========     ==========
PRIMARY EARNINGS PER SHARE:
    FROM  CONTINUING OPERATIONS, BEFORE EXTRAORDINARY ITEMS                   $0.24          $0.55
    INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES                        ($0.00)
    EXTRAORDINARY LOSS, NET OF INCOME TAXES                                                ($0.06)
                                                                         __________     __________
    NET EARNINGS                                                              $0.24          $0.49
                                                                         ==========     ==========
FULLY DILUTED:

    EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
      FROM CONTINUING OPERATIONS, BEFORE EXTRAORDINARY ITEMS             $1,994,441     $4,803,339
    INTEREST (LESS TAX) ON CONVERTIBLE SUBORDINATED DEBENTURES              781,962        781,962
                                                                         __________     __________
    ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
      FROM CONTINUING OPERATIONS, BEFORE EXTRAORDINARY ITEMS             $2,776,403     $5,585,301
      INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES                      -31,255
      EXTRAORDINARY LOSS, NET OF INCOME TAXES                                             -517,807
                                                                         __________     __________
      NET EARNINGS                                                       $2,776,403     $5,036,239
                                                                         ==========     ==========
SHARES:
      WEIGHTED AVERAGE COMMON AND COMMON
        EQUIVALENT SHARES OUTSTANDING                                     8,396,361      8,641,670

      SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
        SUBORDINATED DEBENTURES                                           2,316,602      2,316,602
                                                                         __________     __________
                                                                         10,712,963     10,958,272
                                                                         ==========     ==========
FULLY DILUTED EARNINGS PER SHARE:
    FROM  CONTINUING OPERATIONS, BEFORE EXTRAORDINARY ITEMS                   $0.26          $0.51
    INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES                        ($0.00)
    EXTRAORDINARY LOSS, NET OF INCOME TAXES                                                ($0.05)
                                                                         __________     __________
    NET EARNINGS                                                              $0.26          $0.46
                                                                         ==========     ==========

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